EXHIBIT 11

                             Biscayne Apparel, Inc.
                        Computation of Per Share Earnings
                          (Dollars in Thousands, Except
                               Per Share Amounts)
                                   (Unaudited)

                                                              THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                   JUNE 30,                       JUNE 30,
                                                            ----------------------          ----------------------
                                                              1996          1995              1996         1995
                                                            --------      --------          --------     ---------

Net loss...............................................     $(2,181)      $(1,787)          $(3,594)       $(3,375)
                                                            =======       =======           =======        =======

PRIMARY:

Common and common equivalent shares:

  Weighted average common shares outstanding...........  10,741,521    10,730,214        10,741,521     10,730,214

  Potential dilution upon exercise of stock
   options and warrants................................          -             -                 -              -
                                                         ----------    ----------        ----------     ----------
  Shares used in computing net loss
   per common share....................................  10,741,521    10,730,214        10,741,521     10,730,214
                                                         ==========    ==========        ==========     ==========

PER SHARE AMOUNTS:

Net loss per share.....................................  $   (0.20)     $   (0.17)        $   (0.33)     $   (0.31)
                                                         ==========     ==========        ==========     ==========

FULLY DILUTED:

Common and common equivalent shares:

  Weighted average common shares outstanding...........  10,741,521    10,730,214        10,741,521     10,730,214

  Potential dilution upon exercise of
   stock options and warrants..........................          -             -                 -              -
                                                         ----------    ----------        ----------     -----------
Shares used in computing of earnings loss
  per common share.....................................  10,741,521    10,730,214        10,741,521     10,730,214
                                                         ==========    ==========        ==========     ==========

PER SHARE AMOUNTS:

Net loss per share.....................................   $   (0.20)   $   (0.17)         $   (0.33)     $   (0.31)
                                                         ==========   ==========         ==========     ==========